UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

August 30, 2014

____________________________

Ironclad Performance Wear Corporation

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

0-51365 (Commission File Number)		98-0434104 (IRS Employer Identification No.)
1920 Hutton Court, Suite 300 Farmers Branch, TX 75234 (Address of Principal Executive Offices and zip code)

(972) 996-5664

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

As previously reported in a Current Report on Form 8-K filed by Ironclad Performance Wear Corporation (the “Company”) on August 21, 2014 and amended on August 29, 2014 (as amended, the “8-K”), the Company’s former independent registered public accounting firm, EFP Rotenberg, LLP, resigned effectively on August 15, 2014.

Also as previously reported in the 8-K, the Audit Committee of the Board of Directors of the Company approved the appointment of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, subject to completion of its standard client acceptance procedures. Effective as of August 30, 2014, such client acceptance procedures have been completed and BDO has been officially appointed as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

During the two most recent fiscal years and in the subsequent interim period through date of BDO’s appointment, neither the Company, nor anyone on its behalf, consulted BDO with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONCLAD PERFORMANCE WEAR CORPORATION

Date:	November 12, 2014	By:	/s/ William Aisenberg
Executive Vice President & Chief Financial Officer